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                                                                    EXHIBIT 4(g)


                                CLINICOR, INC.
                          PREEMPTIVE RIGHTS AGREEMENT

     THIS PREEMPTIVE RIGHTS AGREEMENT is entered into effective as of February 27, 1995 by and among CLINICOR, INC., Nevada corporation, formerly PEGASUS TAX AND FINANCIAL PLANNING SERVICES, INC., a Nevada corporation (the "Corporation") on the one hand, and those shareholders of the Corporation whose signatures are set forth on Schedule 1 attached hereto and incorporated herein by reference on the other (collectively the "Shareholders" and individually a "Shareholder").

                               R E C I T A L S :
                               - - - - - - - -

     A. On even date herewith the Corporation merged with a Texas health care research services company known as Clinicor, Inc. (the "Merger").

     B. As a material consideration for the Shareholders providing additional capital to the Corporation and facilitating the Merger, the Corporation has agreed to provide certain preemptive rights to the Shareholders on the terms and conditions hereinafter set forth.

                              A G R E E M E N T :
                              - - - - - - - - -

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereby agree as follows:

     1.   RIGHT OF FIRST REFUSAL.  The Corporation hereby grants to each
          ----------------------
Shareholder, the right of first refusal to purchase that portion of all new
                                                                 ----------
securities issued by the Corporation (the "New Securities" as defined below)
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within three years after the date hereof (the date hereof referred to as the
"Closing") as the number of shares held by such Shareholder on the date that it receives the "Offer" (as defined below) bears to the total number of shares of the Corporation issued and outstanding on the date of the Offer on the following terms and conditions (the "Preemptive Rights"):

          A.   DEFINITION.  "New Securities" shall mean any capital stock of the
               ----------
Corporation issued after the Closing, whether now authorized or not, and rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said common stock or preferred stock of the Corporation issued after the Closing; provided, however, that "New Securities" shall not include (i) the 50,000 options or the shares issuable thereunder to purchase Common Stock issued in the aggregate to Frank Ofner and Arthur Haag pursuant to the Merger; (ii) up to 400,000 new options and the shares issuable thereunder to employees and consultants of the Corporation under any employee benefit plan at exercise prices no less than fair market value on date of grant, inclusive
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of no more than up to 300,000 new options or the shares issuable thereunder to
Messrs. Robert Sammis or Thomas O'Donnell and/or their affiliates and inclusive of an additional 30,000 options issued to three certain medical directors pursuant to the Merger; (iii) after the first anniversary date of the Closing, up to 500,000 stock options (inclusive of any of the 400,000 options referenced above) at exercise prices no less than fair market value on date of grant issued under any employee benefit plans to employees or consultants other than to Messrs. Sammis or O'Donnell and/or their affiliates; (iv) after the second anniversary date following the Closing, any additional securities issued at exercise prices no less than fair market value on date of grant under any employee benefit plans to employees or consultants other than to Messrs. Sammis or O'Donnell and/or their affiliates; (v) shares of the Corporation's common stock issued in connection with any stock split, stock dividend, or recapitalization of the Corporation; or (vi) any shares issued by the Corporation in connection with a Form S-1 or Form S-3 (or any successor in interest form) public registration of such shares, whereby in connection with such registration the Corporation is included on the NASDAQ National Market System or a national stock exchange and which is declared effective by the Securities and Exchange Commission.

          B.   EXERCISE OF RIGHT.  If the Corporation intends to issue New
               -----------------
Securities after the Closing, it shall give each Shareholder written notice of its intention, describing the type of New Securities, the price, and the terms upon which the Corporation proposes to issue the same (the "Offer"). With respect to any New Securities proposed to be issued for assets or property other than cash, the price set forth in the notice shall be based upon the fair market value of such assets or property as determined by the Board of Directors of the Corporation in its reasonable good faith judgment. Such determination shall be final and binding on all parties. Each Shareholder shall have thirty (30) days from the effective date of such notice to agree to purchase its portion of the New Securities for the cash equivalent price and upon the other general terms specified in the Offer by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased, accompanied by the cash equivalent purchase price as set forth in the Offer. Each Shareholder entitled to such a notice shall have a right of overallotment such that by giving written notice to the Corporation within such thirty (30) day period it may purchase that number of securities for which Preemptive Rights are not exercised, pro rata based upon the number of shares held by all of the Shareholders seeking to exercise their overallotment rights.

          C.   FAILURE TO EXERCISE.  If a Shareholder fails to notify the
               -------------------
Corporation during such thirty (30) day notice period of its election to exercise its Preemptive Rights, its right to participate in such Offer will terminate. If the Corporation fails to sell the New Securities on the terms set forth in the Offer within ninety (90) days after the termination of such thirty
(30) day notice period, it must once again comply with the Preemptive Rights.

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     2.   MISCELLANEOUS.
          -------------

          A.   SUCCESSORS AND ASSIGNS.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          B.   ENTIRE AGREEMENT.  This Agreement constitutes the full and entire
               ----------------
understanding and agreement between and among the parties with regard to the subjects hereof and thereof.

          C.   NOTICES.  All notices, requests, demands, instructions or other
               -------
communications required or permitted to be given under this Agreement shall be in writing and (i) shall be deemed to have been duly given upon delivery, if delivered personally or by one-day courier, or by facsimile transmission where receipt is acknowledged by the receiving machine or if given by prepaid telegram, or (ii) if mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been delivered three (3) business days after deposit in the United States mails, to the applicable party's address set forth on the signature page. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other parties hereto of such change in the manner provided above.

          D.   DELAYS OR OMISSIONS.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to each Shareholder upon any breach or default of the Corporation under this Agreement shall impair any such right, power or remedy of each Shareholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Shareholder of any breach or default under this Agreement, or any waiver on the part of any Shareholder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Shareholders, shall be cumulative and not alternative.

          E.   TITLES AND SUBTITLES.  The titles of the paragraphs and
               --------------------
subparagraphs of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

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          F.   COUNTERPARTS.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          G.   ATTORNEYS' FEES, COSTS.  In the event a party breaches this
               ----------------------
Agreement, the prevailing party shall pay all costs and attorney's fees incurred by any other party in connection with such breach, whether or not any litigation is commenced.

          H.   APPLICABLE LAW.  This Agreement shall be governed by and
               --------------
construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

CLINICOR, INC., FORMERLY
PEGASUS TAX AND FINANCIAL SERVICES, INC.
307 Camp Craft Road, Suite 200
Austin, TX  78746


by /s/ ROBERT S. SAMMIS
  ------------------------------
  (Signature)

Robert S. Sammis, Vice President
--------------------------------
(Print Name & Title)

                                  SCHEDULE 1

/s/ RANDOLPH HAAG                       /s/ IRAWAN ONGGARA
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RANDOLPH HAAG                           IRAWAN ONGGARA
                                        [TEXT ILLEGIBLE]
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------------------------------          ------------------------------
(Address)                               (Address)

/s/ RUSSELL ARMSTRONG
------------------------------
RUSSELL ARMSTRONG

9454 Wilshire Blvd., 6th Floor
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Beverly Hills, CA 90212
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(Address)

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